Exhibit 10.15

Confidential Treatment Requested by CoolbitTechnologies Limited. [***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

SALES AND PURCHASE AGREEMENT

BETWEEN

***

and

Xcentz Limited.

(“PURCHASER”)

THIS AGREEMENT (the "Agreement") is made on 2024- 06-12.

BETWEEN:

(1) *** a company incorporated under the laws of *** having its registered office at *** ***

(2) **Xcentz Limited.**, a compan incorporated under the laws of Hongkong , having its registered office at 44/F, Office Tower, Convention Plaza 1 Harbour RoadWanchai, Hong Kong. ("**Purchaser**").

Each of the parties to this Agreement is referred herein individually as a "**Party**" and collectively as the "**Parties**" .

WHEREAS:

(A) Purchaser fully understands the market risks, the price-setting principles and the market fluctuations relating to the products of *** and is familiar with the purchase and ordering process of products of *** .

(B) Purchaser agrees to purchase and *** agrees to supply the Products (as defined below) in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:

1. Definitions and Interpretations

1.1 The following terms, as used herein, have the following meanings:

"Affiliate(s)" means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

"Applicable Law(s)" means any treaty, law, decree, order, regulation, decision, statute, ordinance, rule, directive, code or other document that has legal force under any system of law, including, without limitation, local law, law of any other state or part thereof or international law, and which creates or purports to create any

requirement or rule that may affect, restrict, prohibit or expressly allow the terms of this Agreement or any activity contemplated or carried out under this Agreement.

"Business Day(s)" means a day (other than Saturday or Sunday) on which banking institutions in the Relevant Jurisdictions are open generally for normal banking business.

"Contracted Hashrate" means the aggregation of the hashrate of all the Products as set forth in Appendix A.

"Control" means, with respect to any Person, the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, provided that in the case of a Person that is an entity, such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the holders of the shares or other equity interests or registered capital of such Person or power to control the composition of a majority of the board of directors or similar governing body of such Person. The terms "Controlled" and "Controlling" have meanings correlative to the foregoing.

"Force Majeure" means in respect of either Party, any event or occurrence whatsoever beyond the reasonable control of that Party, non-foreseeable, or even if foreseen, was unavoidable and occurs after the date of this Agreement in or affecting the Relevant Jurisdictions. "Force Majeure Event(s)" include, without limitation, war (declared or undeclared), terrorist activities, acts of sabotage, blockade, fire, lightning, acts of God, national strikes, riots, insurrections, civil commotions, quarantine restrictions, epidemics, earthquakes, landslides, avalanches, floods, hurricanes, explosions, acts of government, and other instances which are accepted as a force majeure event in general international commercial practice. For the avoidance of doubt, any prohibition or restriction in relation to the production and/or sale of cryptocurrency mining hardware declared by any Governmental Authority (other than the local Governmental Authority with competent authority over ***) shall not constitute a Force Majeure Event.

"Governmental Authority" means any government of any nation, federation, province, state or locality or any other political subdivision thereof, any entity,

authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of any country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

"Intellectual Property Rights" means any and all intellectual property rights, including but not limited to those concerning inventions, patents, utility models, registered designs and models, engineering or production materials, drawings, trademarks, service marks, domain names, applications for any of the foregoing (and the rights to apply for any of the foregoing), proprietary or business sensitive information and/or technical know-how, copyright, authorship, whether registered or not, and any neighbor rights.

"Person" means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity (whether or not having separate legal personality).

"Purchase Unit Price" the per T unit price of the Products, as set forth in Appendix A.

"Product(s)" means the cryptocurrency mining hardware and other equipment or merchandise that *** will sell to the Purchaser in accordance with this Agreement, details of which are set forth in Appendix A.

"Quantity of the Products" means *** being the quotient of the Contracted Hashrate divided by Rated Hashrate per Unit as set forth in Appendix A, which is for reference only and shall not be deemed as any representation, warranty or covenant made by *** . The Quantity of the Products shall be automatically adjusted in accordance with the change (if any) of the Rated Hashrate per Unit of the delivered Products.

"Rated Hashrate per Unit" means the rated hashrate of each unit of the Products as set forth in Appendix A.

"Relevant Jurisdictions" means Hong Kong.

"Shipping Period" means the estimated time period when *** shall ship the applicable batch of Products on condition that the Purchaser has fulfilled its payment obligations hereunder, as set forth in Appendix A.

"Total Purchase Price" means *** being the multiplication product of Purchase Unit Price multiplied by Contracted Hashrate.

"US$" or "US Dollars" means the lawful currency of the United States of America.

"Warranty Period" means the period of time that the Products are covered by the warranty granted by *** or its Affiliates in accordance with Clause 6.

"Warranty Start Date" means the date on which the Products are delivered to the carrier.

"Warranty Start Date" means the date on which the Products are delivered to the carrier.

1.2 In this Agreement, unless otherwise specified:

(a) Any singular term in this Agreement shall be deemed to include the plural and vice versa where the context so requires

(b) The headings in this Agreement are inserted for convenience only and shall not be taken into consideration in the interpretation or construction of this Agreement.

(c) References to Clause(s) and Appendix(es) are references to Clause(s) and Appendix(es) of this Agreement.

(d) The Appendixes form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement.

(e) Unless specifically stated otherwise, all references to days shall mean calendar days.

(f) Any reference to a code, law, statute, statutory provision, statutory instrument, order, regulation or other instrument of similar effect shall include any re-enactment or amendment thereof for the time being in force.

2. Sales and Purchase of Products

2.1 Subject to the terms and conditions set forth herein, the Purchaser agrees to purchase the batches of Products at the Total Purchase Price.

3. Price and Terms of Payment

3.1. The Purchaser shall pay the Total Purchase Price of each batch of Products in tranches in accordance with the payment schedule as set forth in Appendix B.

3.2 All sums payable by the Purchaser to *** shall not be subject to any abatement, set-off, claim, counterclaim, adjustment, reduction, or defense for any reason. Unless otherwise explicitly specified herein, any and all payments made by the Purchaser (including, without limitation, the payment of the Total Purchase Price) are not refundable.

3.3 In the event that the Purchaser fails to fully settle the respective percentage of the Total Purchase Price with respect to any installment batch before the prescribed deadline(s) set forth in Appendix B without *** prior written consent, *** , at its sole discretion, shall be entitled to: continue to perform its obligations with respect to such applicable batch, provided that, in each case, any and all the reasonable losses, claims, damages or liabilities that *** may suffer shall be fully indemnified by the Purchaser.

3.4 Before the Purchaser makes any payment on any batch of Product(s), the Parties shall confirm and agree on the batch of the Product(s) against which payment is being made. This confirmation shall be used to determine matters where different arrangements are applicable to different batches, including, but not limited to, defaults of the Purchaser and the product discount (if any) offered to the Purchaser.

3.5 The Parties understand and agree that the Total Purchase Price is inclusive of the insurance (as set forth in Clause 2 of the Appendix A) fee and applicable bank transaction fee, but is exclusive of the logistics costs of shipping from *** to the designated place of the Purchaser, relevant maintenance or other applicable costs of the Purchaser to purchase the Products, and any and all applicable import duties, taxes and governmental charges. The Purchaser shall pay or reimburse *** for all taxes levied on or assessed against the amounts payable hereunder (including, without limitation, any sales, use, value added, VAT, GST, PST or other taxes of a similar nature imposed by any federal, state or local taxing authority). If any payment is subject to withholding, the Purchaser shall pay such additional amounts as necessary, to ensure that *** receives the full amount it would have received had payment not been subject to such withholding. Without prejudice to the foregoing, pursuant to

the relevant tax-related laws and regulations, the Parties are responsible for their own tax expenses related to this Agreement in accordance with their own tax payment obligations.

4. Shipping of Products

4.1 The Parties agree that the shipping of the Products shall be completed as follows:

(a) *** shall notify the Purchaser when a batch or a portion of the batch of the Products is ready for shipment ("Ready-to-Ship Notification") during or after the Shipping Period as set forth in Appendix A (in any event no later than 30th day after the expiration of the Shipping Period as set forth in Appendix A), provided that, the Purchaser shall have fulfilled its payment obligations in accordance with this Agreement. For each batch, *** shall be entitled to ship by installments and send a Ready-to-Ship Notification for each installment. *** shall be deemed to have fulfilled its obligation to deliver the Products once *** ends the Purchaser the Ready-to-Ship Notification.

(b) Within three (3) days upon the receipt of the Ready-to-Ship Notification, the Purchaser shall inform *** of a shipping address or its intention to self-pick up the Products in a manner as agreed by the Parties (the "Confirmation"). The title and risk of loss or damage to the Products shall pass to the Purchaser when *** delivers the Products to the carrier, or when the Purchaser self-picks up the Products, whichever is applicable.

(c) If the Purchaser fails to provide the Confirmation within thirty (30) days following receipt of the Ready-to-Ship Notification, *** shall be entitled to handle the Products in any manner it deems appropriate.

4.2 Subject to Clause 4.1 and the limitations stated in Appendix A, the terms of delivery of the Products shall be FCA (BITMAIN Factory) according to Incoterms 2020) to the place of delivery designated by the Purchaser. *** shall send a shipping confirmation to the Purchaser after it has delivered the Products to the carrier. The Parties hereby acknowledge and agree that the delivery of the Products to the carrier shall occur outside of the jurisdiction of the recipient.

4.3 In the event of any discrepancy between this Agreement and *** cargo insurance policy regarding the insurance coverage, the then effective *** cargo

insurance policy shall prevail, and *** shall be required to provide the then effective insurance coverage to the Purchaser.

4.4 If *** , at its own fault, fails to send the Ready-to-Ship Notification within thirty (30) days after the expiration of the Shipping Period as set forth in Appendix A, the Purchaser shall be entitled to cancel such batch of Products and request *** to refund the respective price of such undelivered batch of Products already paid by the Purchaser together with an interest at 0.0333% per day for the period from the next day of each payment of the price of such batch of Products to the date immediately prior to the request. In the event that the Purchaser does not cancel undelivered batch of Products and requests *** to perform its delivery obligation, *** shall continue to perform its delivery obligation and compensate the Purchaser in accordance with Clause 4.5 of this Agreement.

4.5 If *** , at its own fault, fails to send the Ready-to-Ship Notification within thirty (30) days after expiration of the Shipping Period as set forth in Appendix A and the Purchaser does not cancel such batch of Products and requests *** to perform its delivery obligations, *** shall make a compensation to the Purchaser on daily basis , the amount of which shall equal to 0.0333% per day of the respective price of such undelivered batch of Products, which already paid by the Purchaser, which compensation shall be made in the form of delivery of more Products increasing the total hashrate. Compensation amount less than the equivalence to the Rated Hashrate per Unit of Product shall be credited to the balance of the Purchaser.

4.6 The number of batches of Products under this Agreement are uncertain and the quantity and the payment amount of each batch of Products shall be determined in writing as set forth in Clause 24.2 of this Agreement. Each batch shall constitute independent legal obligations of and shall be performed separately by the Parties. The delay of a particular batch shall not constitute waiver of the payment obligations of the Purchaser in respect of other batches. The Purchaser shall not terminate this Agreement solely on the ground of delay of delivery for a single batch of Products.

4.7 The Purchaser shall choose the following shipping method:

✓ Shipping by *** via FedEx/DHL/UPS/other logistics company
☐Self-pick

Logistics costs shall be borne by the Purchaser. *** shall be entitled to collect payments on behalf of the logistics service providers and issue logistics service invoices if the Purchaser requests *** to send the Products.

4.8 Notwithstanding anything to the contrary contained in Clauses 4.4 and 4.5, under no circumstances, *** shall be responsible for any delivery delay caused by the Purchaser or any third party, including but not limited to the carrier, the customs, and the import brokers, nor shall it be liable for damages, whether direct, indirect, incidental, consequential, or otherwise, for any failure, delay or error in delivery of any Products for any reason whatsoever.

4.9 *** shall not be responsible for, and the Purchaser shall be fully and exclusively responsible for any loss of Product(s), personal injury, property damage, other damage or liability caused by the Product(s) or the transportation of the Product(s) either to the Purchaser or any third party, or theft of the Product(s) during transportation from *** to the Purchaser.

4.10 If the Product(s) is rejected and/or returned to *** due to any reason and regardless of the cause of such delivery failure, the Purchaser shall be solely and exclusively liable for and shall defend, fully indemnify and hold harmless *** against any and all related expenses, fees, charges and costs incurred, arising out of or incidental to such rejection and/or return (the "Return Expense"). Furthermore, if the Purchaser would like to ask for *** assistance in redelivering such Product(s) or assist in any other manner, and if *** at its sole discretion decides to provide this assistance, then in addition to the Return Expense, the Purchaser shall also pay *** an administrative fee in accordance with *** then applicable internal policy.

4.11 If the Purchaser fails to provide *** with the Confirmation or the shipping address provided by the Purchaser is a false address or does not exist, or the Purchaser rejects to accept the Products when delivered, any related costs occurred (including storage costs, warehousing charge and labor costs) shall be borne by the Purchaser.

4.12 The Purchaser shall inspect the Products within two (2) days (the "Acceptance Time") after receiving the Products (the date of signature on the carrier's delivery voucher shall be the date of receipt). If the Purchaser does not raise any written objection within the Acceptance Time, the Products delivered by *** shall be deemed to be in full compliance with the provisions of this Agreement. The Products delivered are neither returnable nor refundable.

5. Customs

5.1 *** shall obtain in due time and maintain throughout the term of this Agreement (if applicable), any and all approvals, permits, authorizations, licenses and clearances for the export of the Product(s) that are required to be obtained by *** or the carrier under Applicable Laws.

5.2 The Purchaser shall obtain in due time and maintain throughout the term of this Agreement (if applicable), any and all approvals, permits, authorizations, licenses and clearances required for the import of the Products to the country of delivery as indicated in the shipping information, that are required to be obtained by the Purchaser or the carrier under Applicable Laws, and shall be responsible for any and all additional fees, expenses and charges in relation to the import of the Products.

5.3 As far as permitted by laws, except for the Warranty as set forth in Clause 6, *** provides no other warranty, explicit or implied, in any form, including but not limited to the warranty of the marketability, satisfaction of the quality, suitability for the specific purpose, not infringing third party' s right, etc. In addition, *** shall not be responsible for any direct, specific, incidental, accidental or indirect loss arising from the use of the Products, including but not limited to the loss of commercial profits.

5.4 *** shall not be liable for any loss caused by:

(a) failure of the Purchaser to use the Products in accordance with the manual, specifications, operation descriptions or operation conditions provided by BITMAIN in writing;

(b) the non-operation of the Products during the replacement/maintenance period or caused by other reasons; or

(c) confiscation, seizure, search or other actions taken by government agencies such as customs.

5.5 In the event that the Purchaser is required to provide the certificate of origin of the Products during the customs inspection, *** shall assist the Purchaser to provide the relevant documents.

6. Warranty

6.1 The Warranty Period shall start on the Warranty Start Date and end on the 365th day after the Warranty Start Date. During the Warranty Period, the Purchaser's sole and exclusive remedy, and *** entire liability, will be to repair or replace, at the *** option, with the written consent of both parties by E-mail and any other writing as set forth in Clause 24.2, the defective part /component of the Product(s) or the defective Product(s) at no charge to the Purchaser. If the Purchaser requires *** to provide any Warranty services, the Purchaser shall complete the appropriate actions in accordance with the requirements of *** and send the Product(s) to the place designated by *** within the time limit required by *** . Otherwise, *** shall be entitled to refuse to provide the Warranty services.

6.2 The Parties acknowledge and agree that the warranty provided by *** as stated in the preceding paragraph does not apply to the following:

(a) normal wear and tear;

(b) damage resulting from accident, abuse, misuse, neglect, improper handling or improper installation;

(c) damage or loss of the Product(s) caused by undue physical or electrical stress, including but not limited to moisture, corrosive environments, high voltage surges, extreme temperatures, shipping, or abnormal working conditions;

(d) damage or loss of the Product(s) caused by acts of nature including, but not limited to, floods, storms, fires, and earthquakes;

(e) damage caused by operator error, or non-compliance with instructions as set out in accompanying documentation provided by BITMAIN;

(f) alterations by persons other than BITMAIN, or its associated partners or authorized service facilities;

(g) Product(s), on which the original software has been replaced or modified by persons other than BITMAIN, or its associated partners or authorized service facilities;

(h) counterfeit products;

(i) damage or loss of data due to interoperability with current and/or future versions of operating system, software and/or hardware;

(j) damage or loss of data caused by improper usage and behavior which is not recommended and/or permitted in the product documentation provided by BITMAIN;

(k) failure of the Product(s) caused by usage of products not supplied by BITMAIN; and (l) hash boards or chips are burnt.

In case the warranty is voided, *** may, at its sole discretion, provide repair service to the Purchaser, and the Purchaser shall bear all related expenses and costs.

6.3 Notwithstanding anything to the contrary herein, the Purchaser acknowledges and agrees that the Products provided by *** do not guarantee any cryptocurrency mining time and, *** shall not be liable for any cryptocurrency mining time loss or cryptocurrency mining revenue loss that are caused by downtime of any part/component of the Products. *** does not warrant that the Products will meet the Purchaser's requirements or the Products will be uninterrupted or error free. Except as provided in Clause 6. 1, *** makes no warranties to the Purchaser with respect to the Products, and no warranties of any kind, whether written, oral, express, implied or statutory, including warranties of merchantability, fitness for a particular purpose or non-infringement or arising from course of dealing or usage in trade shall apply.

6.4 In the event of any ambiguity or discrepancy between this Clause 6 and BITMAIN's After-sales Service Policy from time to time, it is intended that the BITMAIN's After-sales Service Policy shall prevail and the Parties shall comply with and give effect to the After-sales Service Policy. Please refer to BITMAIN Website for detailed terms of warranty and after-sales maintenance. *** has no obligation to notify the Purchaser of the update or modification of such terms.

6.5 During the warranty period, if the hardware of the product(s) needs to be repaired or replaced, the Purchaser shall bear the logistics costs of shipping the Product(s) to the address designated by *** , and *** shall bear the logistics costs of

shipping back the repaired or replaced Product(s) to the address designated by the Purchaser. The Purchaser shall bear all and any additional costs incurred due to incorrect or incomplete delivery information provided by the Purchaser and all and any risks of loss or damage to the Product(s), or the parts or components of the Products(s) during the transportation period (including the transportation period when the product is sent to *** and returned by *** to the Purchaser).

7. Representations and Warranties

7.1 The Purchaser makes the following representations and warranties to *** :

(a) It is duly incorporated or organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under the laws of the jurisdiction of its incorporation or organization. It has the full power and authority to own its assets and carry on its businesses. (b) The obligations expressed to be assumed by it under this Agreement are legal, valid, binding and enforceable obligations.

(c) It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement.

(d) The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with any Applicable Laws, its constitutional documents; or any agreement or instrument binding upon it or any of its assets.

(e) All authorizations required or desirable, to enable it lawfully to enter into, exercise its rights under and comply with its obligations under this Agreement; to ensure that those obligations are legal, valid, binding and enforceable; and to make this Agreement admissible in evidence in its jurisdiction of incorporation, have been, or will have been by the time, obtained or effected and are, or will be by the appropriate time, in full force and effect.

(f) It is not aware of any circumstances which are likely to lead to any authorization obtained or effected not remaining in full force and effect, any authorization not being obtained, renewed or effected when required or desirable; or any authorization being subject to a condition or requirement which it does not reasonably expect to satisfy or the compliance with which has or could reasonably be expected to have a material adverse effect.

(g) It is not the target of economic sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State,

the United Nations Security Council, the European Union, Her Majesty's Treasury or Singapore ("Sanctions"), including by being listed on the Specially Designated Nationals and Blocked Persons (SDN) List maintained by OFAC or any other Sanctions list maintained by one of the foregoing governmental authorities, directly or indirectly owned or controlled by one or more SDNs or other Persons included on any other Sanctions list, or located, organized or resident in a country or territory that is the target of Sanctions; and (b) the purchase of the Products will not violate any Sanctions or import and export control related laws and regulations.

(h) All information supplied by the Purchaser is and shall be true and correct, and the information does not contain and will not contain any statement that is false or misleading.

(i) It acknowledges and agrees that, in entering into this Agreement, *** has relied on the warranties set forth in this Clause 7.1.

8. Indemnification and Limitation of Liability

8.1 The Purchaser shall, during the term of this Agreement and at any time thereafter, indemnify and save *** and/or its Affiliates harmless from and against any and all damages, suits, claims, judgments, liabilities, losses, fees, costs or expenses of any kind, including legal fees, whatsoever arising out of or incidental to the Products pursuant to this Agreement.

8.2 Notwithstanding anything to the contrary herein, *** and its Affiliates shall under no circumstances, be liable to the Purchaser for any consequential loss, or any indirect, incidental, special, exemplary or punitive damages, or any measure of damages based on diminution in value or based on any loss of goodwill, business, anticipated profits, revenue, contract, or business opportunity or similar concept arising out of or in connection with this Agreement, and the Purchaser hereby waives any claim it may at any time have against *** and its Affiliates in respect of any such damages. The foregoing limitation of liability shall apply whether in an action at law, including but not limited to contract, strict liability, negligence, willful misconduct or other tortious action, or an action in equity.

8.3 *** and its Affiliates' cumulative aggregate liability pursuant to this Agreement, whether arising from tort, breach of contract or any other cause of action shall be limited to and not exceed the amount of one hundred percent (100%) of the

payment actually received by *** from the Purchaser for the Products under this Agreement.

8.4 The Products are not designed, manufactured or intended for use in hazardous or critical environments or in activities requiring emergency or fail-safe operation, such as the operation of nuclear facilities, aircraft navigation or communication systems or in any other applications or activities in which failure of the Products may pose the risk of environmental harm or physical injury or death to humans. In addition to the disclaimer of warranties set forth in Clause 6.3, *** further disclaims any express or implied warranty of fitness for any of the above described applications and any such use shall be at the Purchaser's sole risk.

8.5 The above limitations and exclusions shall survive and apply: (a) notwithstanding failure of essential purpose of any exclusive or limited remedy; and (b) whether or not *** has been advised of the possibility of such damages. The Parties acknowledge the limitation of liability and the allocation of risks in this Clause 8 is an essential element of the basis of the bargain between the Parties under this Agreement and *** pricing reflects this allocation of risks and the abovementioned limitations of liability.

9. Intellectual Property Rights

9.1 The Parties agree that the Intellectual Property Rights in any way contained in the Products, made, conceived or developed by BITMAIN and/or its Affiliates for the Products under this Agreement and/or, achieved, derived from, related to, connected with the provision of the Products by BITMAIN and/or acquired by BITMAIN from any other person in performance of this Agreement shall be the exclusive property of BITMAIN and/or its Affiliates.

9.2 Notwithstanding anything to the contrary herein, all Intellectual Property Rights in the Products shall remain the exclusive property of BITMAIN and/or its licensors. The Purchaser shall in no event violate the Intellectual Property Rights of BITMAIN and/or its licensors.

9.3 The Purchaser shall not illegally use or infringe the Intellectual Property Rights of the Products in any way. Otherwise, *** shall have the right to request the Purchaser to take immediate remedial measures and assume full responsibilities,

including but not limited to ceasing the infringement immediately, eliminating the impact, and compensating *** and/or its suppliers for all losses arising out of the infringement, etc.

9.4 The Purchaser shall not use any technical means to disassemble, mapping or analyze the Products of BITMAIN, and shall not reverse engineer or otherwise attempt to derive or obtain information about the function, manufacture or operation of the Products, to retrieve relevant technical information of the Products and use it for commercial purposes. Otherwise, the Purchaser shall be liable for losses caused to *** in accordance with Clause 9.3.

9.5 If Purchaser infringes intellectual property rights of BITMAIN and/or its Affiliates and causes losses to *** , Purchaser shall compensate *** for all losses.

10. Confidentiality and Communications

10.1 All information concerning this Agreement and matters pertaining to or derived from the provision of Products pursuant to this Agreement between the Parties, whether in oral or written form, or in the form of drawings, computer programs or other, as well as all data derived therefrom ("Confidential Information"), shall be deemed to be confidential and, as such, may not be divulged to any unauthorized person. The Purchaser undertakes and agrees to take all reasonable and practicable steps to ensure and protect the confidentiality of the Confidential Information which cannot be passed, sold, traded, published or disclosed to any unauthorized person.

11. Term of this Agreement

11.1 The Parties agree that, unless this Agreement specifies otherwise, no Party shall terminate this Agreement in advance.

11.2 This Agreement shall be effective upon execution by both Parties of this Agreement and shall remain effective up to and until the delivery of the last batch of Products.

12. Notices

12.1 All notices, requirements, requests, claims, and other communications in relation to this Agreement shall be in writing, and shall be given or made by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) or electronic mail to the respective Parties at the addresses specified below or at such other address for a Party as may be specified in a notice given in accordance with this Clause 12.

12.2 The Purchaser undertakes that the documents, materials, vouchers, order information, payment account information, credential numbers, mobile phone numbers, transaction instructions and so on provided by the Purchaser shall be true, correct, complete and effective, and the information does not contain any statement that is false or misleading.

12.3The following are the initial address of each Party:

If to the Purchaser:

Address: ***

Attn: ***

Phone: ***

Email: ***

If to ***

Address: ***

Attn: ***

Phone: ***

Email: ***

12.4 All such notices and other communications shall be deemed effective in the following situations: (a) if sent by delivery in person, on the same day of the delivery;

(b) if sent by registered or certified mail or overnight courier service, on the same day the written confirmation of delivery is sent; and

(c) if sent by electronic mail, at the entrance of the related electronic mail into the recipient's electronic mail server.

13. Compliance with Laws and Regulations

13.1 The Purchaser undertakes that it will fully comply with all Applicable Laws in relation to export and import control and Sanctions and shall not take any action that would cause *** or any of its Affiliates to be in violation of any export and import control laws or Sanctions. The Purchaser shall also be fully and exclusively liable for and shall defend, fully indemnify and hold harmless *** and/or its Affiliates from and against any and all claims, demands, actions, costs or proceedings brought or instituted against *** and/or its Affiliates arising out of or in connection with any breach by the Purchaser or the carrier of any Applicable Laws in relation to export and import control or Sanction.

13.2 The Purchaser acknowledges and agrees that the Products in this Agreement are subject to the export control laws and regulations of all related countries, including but not limited to Export Administration Regulations of the United States ("EARs"). Without limiting the foregoing, the Purchaser shall not, without receiving the proper licenses or license exceptions from all related governmental authorities, including but not limited to the U.S. Bureau of Industry and Security, distribute, re-distribute, export, re-export, or transfer any Products subject to this Agreement either directly or indirectly, to any national of any country identified in Country Groups D:1 or E:1 as defined in the EARs. In addition, the Products under this Agreement may not be exported, re-exported, or transferred to (a) any person or entity for military purposes; (b) any person or entity listed on the "Entity List", "Denied Persons List" or the SDN List as such lists are maintained by the U.S. Government, or (c) an end-user engaged in activities related to weapons of mass destruction. Such activities include but are

not necessarily limited to activities related to: (x) the design, development, production, or use of nuclear materials, nuclear facilities, or nuclear weapons; (y) the design, development, production, or use of missiles or support of missiles projects; and (z) the design, development, production, or use of chemical or biological weapons. The Purchaser further agrees that it will not do any of the foregoing in violation of any restriction, law, or regulation of the European Union or an individual EU member state that imposes on an exporter a burden equivalent to or greater than that imposed by the U.S. Bureau of Industry and Security.

13.3 The Purchaser undertakes that it will not take any action under this Agreement or use the Products in a way that will be a breach of any anti-money laundering laws, any anti-corruption laws, and/or any counter-terrorist financing laws.

13.4 The Purchaser warrants that the Products have been purchased with funds that are from legitimate sources and such funds do not constitute proceeds of criminal conduct, or realizable property, or proceeds of terrorism financing or property of terrorist, within the meaning given in the Corruption, Drug Trafficking and Other Serious Crimes and the Terrorism. If *** receives, including but not limited to investigation, evidence collection, restriction and other measures, from any competent organizations or institutions, the Purchaser shall immediately cooperate with *** and such competent organizations or institutions in the investigation process, and *** may request the Purchaser to provide necessary security if so required. If any competent organizations or institutions request *** to seize or freeze the Purchaser's Products and funds (or take any other measures), *** shall be obliged to cooperate with such competent organizations or institutions, and shall not be deemed as breach of this Agreement. The Purchaser acknowledges that such a report shall not be treated as breach of confidence or violation of any restriction upon the disclosure of information imposed by any Applicable Law, contractually or otherwise.

14. Force Majeure

14.1 To the extent that the performance of any obligation of either Party under this Agreement (other than an obligation to make payment) is prevented, frustrated,

hindered or delayed as a consequence of a Force Majeure Event and subject to the exercise of reasonable diligence by the other Party, the obligations of Parties to the extent they are affected by the Force Majeure Event (other than an obligation to make payment), shall be suspended for the duration of any inability so caused; provided that, the Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of such event: (i) notify the other Party of the nature, condition, date of inception and expected duration of such Force Majeure Event and the extent to which the claiming Party expects that the Force Majeure Event may delay, prevent or hinder such Party from performing its obligations under this Agreement; and (ii) use its best effort to remove any such causes and resume performance under this Agreement as soon as reasonably practicable and mitigate its effects.

14.2 Except in the case of an event of Force Majeure, neither party may terminate this Agreement prior to its expiry date.

14.3 The Purchaser hereby acknowledges and warrants that this Agreement shall not be terminated by the Purchaser for the reasons of the restrictions or prohibitions of the cryptocurrency mining activities by any Applicable Laws or Governmental Authority. This Clause 14.3 shall prevail over all other clauses herein.

15. Entire Agreement and Amendment

15.1 This Agreement constitutes the entire agreement of the Parties hereto and can only be amended with the written consent of both Parties or otherwise as mutually agreed by both Parties.

16. Assignment

16.1 *** may freely assign or transfer any of its rights, benefits or obligations under this Agreement in whole or in part to its Affiliates or to any third party with the written consents of the Purchaser. The Purchaser may not assign or transfer any of its rights, benefits or obligations under this Agreement in whole or in part without *** prior written consent.

16.2 This Agreement shall be binding upon and inure to the benefit of each Party to this Agreement and its successors in title and permitted assigns.

17. Severability

17.1 To the extent possible, if any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part by a court, the provision shall apply with whatever deletion or modification is necessary so that such provision is legal, valid and enforceable and gives effect to the commercial intention of the Parties. The remaining provisions of this Agreement shall not be affected and shall remain in full force and effect.

18. Personal Data

18.1 Depending on the nature of the Purchaser's interaction with *** , some examples of personal data which *** may collect from the Purchaser include the Purchaser's name and identification information, contact information such as the Purchaser's address, email address and telephone number, nationality, gender, date of birth, and financial information such as credit card numbers, debit card numbers and bank account information.

18.2 *** generally does not collect the Purchaser's personal data unless (a) it is provided to *** voluntarily by the Purchaser directly or via a third party who has been duly authorized by the Purchaser to disclose the Purchaser's personal data to *** (the Purchaser's "authorized representative") after (i) the Purchaser (or the Purchaser's authorized representative) has been notified of the purposes for which the data is collected, and (ii) the Purchaser (or the Purchaser's authorized representative) has provided written consent to the collection and usage of the Purchaser's personal data for those purposes, or (b) collection and use of personal data without consent is permitted or required by related laws. *** shall seek the Purchaser's consent before collecting any additional personal data and before using the Purchaser's personal data for a purpose which has not been notified to the Purchaser (except where permitted or authorized by Applicable Laws).

19. Conflict with the Terms and Conditions

19.1 In the event of any ambiguity or discrepancy between the provisions of this Agreement and the Terms and Conditions of *** from time to time, the provisions of this Agreement shall prevail and the Parties shall comply with and give effect to this Agreement.

20. Governing Law and Dispute Resolution

20.1 This Agreement shall be solely governed by and construed in accordance with the laws of Hong Kong.

20.2 Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination hereof or any dispute regarding non-contractual obligations arising out of or relating to this Agreement shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre ("HKIAC") under the Rules of the HKIAC in force when the notice of arbitration is submitted, by which the Parties in dispute agree to be so bound. The place of arbitration shall be Hong Kong. The decision and awards of the arbitration shall be final and binding upon the Parties hereto.

21. Waiver

21.1 Failure by either Party to enforce at any time any provision of this Agreement, or to exercise any election of options provided herein shall not constitute a waiver of such provision or option, nor affect the validity of this Agreement or any part hereof, or the right of the waiving Party to thereafter enforce each and every such provision or option.

22. Counterparts and Electronic Signatures

22.1 This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, will be deemed to constitute one and the same agreement. The facsimile, email or other electronically delivered signatures of the Parties shall be deemed to constitute original signatures, and facsimile or electronic copies hereof shall be deemed to constitute duplicate originals.

23. Further Assurance

23.1 Each Party undertakes to the other Party to execute or procure to be executed all such documents and to do or procure to be done all such other acts and things as may be reasonable and necessary to give all Parties the full benefit of this Agreement.

24. Contact Information

24.1

*** :

E-mail: ***

WeChat no.: ***

The Purchaser:

E-mail: ***

WeChat no.: ***

24.2 Both parties may communicate the details of the implementation or modifications of this Agreement in writing, including but not limited to E-mail and wechat.

[The rest part of the page is intentionally left in blank]

Signed for and on behalf of ***

Signature *** Title ____________________

Signed for and on behalf of the Purchaser

Signature   Title ___________________________

APPENDIX A

1. Information of Products.

1.1 The specifications of the Products are as follows:

Type	Details
Product Name	***
Model	***
Rated hashrate per unit, T	***
Rated power per unit, W	***
J/T	***
Contracted Hashrate, T	***
Quantity of the Products	***

Description	1. *** undertakes that the error range of the J/T indicator does not exceed 10%. 2. The Rated Hashrate per Unit and rated power per unit are for reference only and such indicator of each batch or unit of Products may differ. *** makes no representation on the Rated Hashrate per Unit and/or the rated power per unit of any Products. Purchaser shall not reject the Products on the grounds that the parameters of the delivered Products are not in consistence with the reference indicators. 3.The origin of the Products shall be Indonesia or Malaysia.

1.2 It is estimated that each batch of Products shall be purchased and delivered in accordance with the following arrangements:

Batch	**Model**	**Shipping Period**	**Reference Quantity**	**Total Rated Hashrate (T)**	**Purchase Unit Price(US$/T)**	**Corresponding Total Purchase Price(US$)**

***

Note:

1) The shipping date, the quantity and the payment amount of each batch of the Products shall be determined in writing as set forth in Clause 24.2 of this Agreement.
2) All the Products under this Agreement are allowed to be shipped before September 30th ,2024.
3) Both parties shall have the rights to extend or adjust the Shipping Period and modify the quantity of the remaining Products, if the total quantity of the Products cannot be purchased and shipped within 3 months from the effective date of this Agreement, in which case neither parties shall be deemed to be in breach of this Agreement.

1.3 Total Purchase Price (tax exclusive): ***

1.4 Both Parties confirm and agree that *** shall be entitled to adjust the total quantity of each batch of Products based on the total hashrate; provided that, the total hashrate of the Products actually delivered by *** to the Purchaser shall not be less than the Contracted Hashrate as agreed in Clause 1.1 of this Appendix A. *** makes no representation that the quantity of the actually delivered Products shall be the same as the Quantity of the Products set forth in Clause 1.1 of this Appendix A.

1.5 In the event that BITMAIN publishes any new type of products with less J/T value and suspends the production of the type of the Products as agreed in this Agreement, *** shall be entitled to release itself from any future obligation to deliver any subsequent Products by 10-day prior notice to the Purchaser and continue to deliver new types of products to the Purchaser, the total hashrate of which shall be no less than such subsequent Products replaced under this Agreement and the price of which shall be determined in accordance with the J/T value. In the event that the Purchaser explicitly refuses to accept new types of products, the Purchaser is entitled to request for a refund of the remaining balance of the Total Purchase Price already paid by the Purchaser with no interest in two (2) years. If the Purchaser accepts the new types of Products delivered by BITMAIN, *** shall be obliged to deliver such new types of products to fulfill its obligations under this Agreement. The Purchaser may request to lower the total hashrate of the products delivered but shall not request to increase the total hashrate to the level exceeding the total hashrate as set out in this Agreement. After BITMAIN publishes new types of products and if BITMAIN has not suspended the production of the types of Products under this

Agreement, *** shall continue to delivery such agreed types of Products in accordance with this Agreement and the Purchaser shall not terminate this Agreement or refuse to accept the Products on the grounds that BITMAIN has published new type(s) of products.

2. Cargo insurance coverage limitations. The cargo insurance coverage provided by * is subject to the following limitations and exceptions:**

(a) loss damage or expense attributable to willful misconduct of the Assured;
(b) ordinary leakage, ordinary loss in weight or volume, or ordinary wear and tear of the subject-matter insured;
(c) loss damage or expense caused by insufficiency or unsuitability of packing or preparation of the subject-matter insured (for the purpose of this paragraph, "packing" shall be deemed to include stowage in a container or liftvan but only when such stowage is carried out prior to attachment of this insurance or by the Assured or their servants);
(d) loss damage or expense caused by inherent vice or nature of the subject-matter insured;
(e) loss damage or expense proximately caused by delay, even though the delay be caused by a risk insured against (except expenses payable);
(f) loss damage or expense arising from insolvency or financial default of the owners managers charterers or operators of the vessel;
(g) loss, damage, or expense arising from the use of any weapon of war employing atomic or nuclear fission, and/or fusion or other like reaction or radioactive force or matter;
(h) loss, damage or expense arising from unseaworthiness of vessel or craft, unfitness of vessel craft conveyance container or liftvan for the safe carriage of the subject-matter insured, where the Assured or their servants are privy to such unseaworthiness or unfitness, at the time the subject-matter insured is loaded therein;
(i) the Underwriters waive any breach of the implied warranties of seaworthiness of the ship and fitness of the ship to carry the subject-matter insured to destination, unless the Assured or their servants are privy to such unseaworthiness or unfitness;
(j) loss, damage or expense caused by (1) war, civil war, revolution, rebellion, insurrection, or civil strife arising therefrom, or any hostile act by or against a

belligerent power, (2) capture, seizure, arrest, restraint or detainment (piracy excepted), and the consequences thereof or any attempt threat, (3) derelict mines, torpedoes, bombs, or other derelict weapons of war; and

(k) loss, damage, or expense caused by strikers, locked-out workmen, or persons taking part in labor disturbances, riots or civil commotion, resulting from strikes, lock-outs, labor disturbances, riots or civil commotions, caused by any terrorist or any person acting from a political motive.

3. Payment of the Total Purchase Price

3.1 *** BANK ACCOUNT info:

Company Name: ***

Company address: ***

Account No.: ***

Bank name: ***

Bank address ***

Bank Code: ***

Swift Code: ***

3.2 The payment shall be arranged by the Purchaser as Appendix B.

3.3 Without prejudice to any provisions hereof, the Purchase Unit Price and the Total Purchase Price of the Products and any amount paid or payable by the Purchaser shall be denominated in US Dollars (US$). Where the Parties agree that the payments shall be made in cryptocurrencies, the exchange rate between the US Dollars and the cryptocurrency selected shall be determined by *** [. Unless otherwise agreed by *** , the cryptocurrency selected shall be the USDT. The exchange rate between the US Dollars and the cryptocurrency shall be fixed

according to this provision. In any circumstance, the Purchaser shall not ask for any refund due to the change of exchange rate.

APPENDIX B

Payment	Payment (US$)	Payment Date
Down Payment	***	50.00% of the Total Purchase Price of all batches of Products and 50.00% of the Purchase Price of the first batch of Products here under shall be paid by the Purchaser within three (3) days after the execution of this Agreement.
Balance Payment	***	The remaining of the Total Purchase Price of each batch of Products shall be paid before the end of July,2024.